UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011 (July 28, 2011)

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)

                      (614) 283-6500

(Registrant’s telephone number, including area code)

                              Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2011, Abercrombie & Fitch Co. (the “Registrant”), Abercrombie & Fitch Management Co., a subsidiary of the Registrant (“A&F Management”), and AFH Canada Stores Co. (the “Canadian Borrower”), Abercrombie & Fitch (UK) Limited, Hollister Co. (UK) Ltd., Abercrombie & Fitch Europe S.A. and AFH Japan, G.K., indirect subsidiaries of the Registrant (collectively with the Canadian Borrower, the “Foreign Subsidiary Borrowers”), entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) among A&F Management and the Foreign Subsidiary Borrowers, as borrowers; the Registrant, as a guarantor; PNC Bank, National Association, as Global Agent, Swing Line Lender, an LC Issuer and a Lender; PNC Capital Markets LLC, as a Co-Lead Arranger and a Co-Book Runner; J.P. Morgan Securities, LLC, as a Co-Lead Arranger and a Co-Bookrunner; JPMorgan Chase Bank, N.A., as Syndication Agent, an LC Issuer and a Lender; Fifth Third Bank, as a Co-Documentation Agent and a Lender; The Huntington National Bank, as a Co-Documentation Agent, an LC Issuer and a Lender; PNC Bank, National Association, Canada Branch, as a Canadian Lender; JPMorgan Chase Bank, N.A., Toronto Branch, as a Canadian Lender; Bank of America, N.A., as a Lender; U.S. Bank National Association, as a Lender; Citizens Bank of Pennsylvania, as a Lender; and Sumitomo Mitsui Banking Corporation, as a Lender.

The A&R Credit Agreement serves to amend and restate in its entirety the Credit Agreement, dated as of April 15, 2008, among A&F Management, the Registrant, National City Bank, as global agent, and the other persons party thereto, as previously amended (the “Existing Credit Agreement”). Pursuant to the terms of the A&R Credit Agreement, all obligations outstanding under the Existing Credit Agreement, to the extent not paid on July 28, 2011, continued as obligations outstanding under the A&R Credit Agreement and each of the Loan Documents (as defined in the A&R Credit Agreement) remained in full force and effect with respect to the obligations under the A&R Credit Agreement and the respective Loan Documents. The primary reasons for entering into this agreement are to extend the termination date from April 12, 2013 to July 27, 2016 and to reduce fees and interest rates.

Each of PNC Bank, National Association, PNC Bank, National Association, Canada Branch, Fifth Third Bank, The Huntington National Bank, JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, Bank of America, N.A., U.S. Bank National Association, Citizens Bank of Pennsylvania and Sumitomo Mitsui Banking Corporation were lenders under the Existing Credit Agreement and continue to be Lenders under the A&R Credit Agreement. In addition, PNC Bank, National Association, as successor to National City Bank, served as global agent, swing line lender and an LC issuer under the Existing Credit Agreement and continues to do so under the A&R Credit Agreement. The Lenders have provided and continue to provide other banking services not specifically outlined in the A&R Credit Agreement to the Registrant and its subsidiaries in the ordinary course of their respective business operations.

The A&R Credit Agreement represents a syndicated unsecured revolving credit facility under which up to $350 million will be available, which amount is unchanged from the availability under the Existing Credit Agreement as of July 28, 2011. In addition, during the life of the A&R Credit Agreement, A&F Management is permitted to make up to two requests for additional credit commitments in an aggregate amount not to exceed $100 million.

The entire amount under the A&R Credit Agreement will be available to A&F Management. Up to $175 million will be available to the Foreign Subsidiary Borrowers (and any foreign subsidiary of the Registrant who becomes a borrower under the A&R Credit Agreement in the future), other than a Canadian borrower, for borrowings in Euros, Yen, Pounds Sterling and any other currency (other than U.S. Dollars and Canadian Dollars) approved by the Lenders. Up to $25 million will be available from the designated Canadian Lenders to the Canadian Borrower (and any Canadian subsidiary of the Registrant which becomes a borrower under the A&R Credit Agreement in the future), provided the borrowings are in Canadian Dollars.

The primary purposes of the A&R Credit Agreement are for trade and stand-by letters of credit in the ordinary course of business as well as working capital, refinancing of existing indebtedness (if any), capital expenditures, acquisitions and investments, and other general corporate purposes. The A&R Credit Agreement has a maturity date of July 27, 2016.

The borrowing options under the A&R Credit Agreement reflect those which were available under the Existing Credit Agreement, including interest rates that are based on:

•	a Base Rate plus a margin based on the applicable Leverage Ratio (ranging from 0.00% to 0.45 % per annum), payable quarterly;

•

an Adjusted Eurodollar Rate (as defined in the A&R Credit Agreement) plus a margin based on the applicable Leverage Ratio (ranging from 0.65% to 1.45% per annum), payable at the end of the applicable interest period for such borrowing and, in the case of an interest period in excess of three months, on the dates that are successively three months after the commencement of such interest period; or

•

an Adjusted Foreign Currency Rate (as defined in the A&R Credit Agreement) plus a margin based on the applicable Leverage Ratio (ranging from 0.65% to 1.45% per annum), payable at the end of the applicable interest period for such borrowing and, in the case of an interest period in excess of three months, on the dates that are successively three months after the commencement of such interest period.

The “Base Rate” represents a rate per annum equal to the highest of (a) PNC Bank, National Association’s then publicly announced prime rate, (b) the Federal Funds Open Rate (as defined in the A&R Credit Agreement) as then in effect plus 1/2 of 1% or (c) the Daily Adjusted Eurodollar Rate (as defined in the A&R Credit Agreement) as then in effect plus 1%. The “Leverage Ratio” represents the ratio for the Registrant and its subsidiaries on a consolidated basis of (a) the sum of total debt (excluding specified permitted foreign bank guarantees) plus 600% of forward minimum rent commitments to (b) Consolidated EBITDAR (as defined in the A&R Agreement, which definition did not change from that in the Existing Credit Agreement as in effect on July 28, 2011) for the trailing four-consecutive-fiscal-quarter period.

Facility fees payable under the A&R Credit Agreement are also based on the Leverage Ratio of the Registrant and its subsidiaries on a consolidated basis and range from 0.125% per annum to 0.30% per annum of the total lender commitments then in effect. As of the date of this Current Report on Form 8-K, the facility fee is to accrue at a rate of 0.20% per annum.

As Swing Line Lender under the A&R Credit Agreement, PNC Bank, National Association has also agreed to make Swing Loans (as defined in the A&R Credit Agreement) to A&F Management from time to time in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Loans exceeding $35 million or (ii) the sum of various other credit exposures under the A&R Credit Agreement exceeding certain specified levels.

The terms of the A&R Credit Agreement provide for customary representations and warranties and affirmative covenants. The A&R Credit Agreement also contains customary negative covenants providing limitations, subject to negotiated carve-outs, on indebtedness, liens, significant corporate changes including mergers and acquisition transactions with third parties, investments, loans, advances and guarantees in or for the benefit of third parties, hedge agreements, restricted payments (including dividends and stock repurchases), transactions with affiliates, and restrictive agreements, among others.

The A&R Credit Agreement requires that the Leverage Ratio not be greater than 3.75 to 1.00 at any time. The A&R Credit Agreement also requires that the ratio (the “Coverage Ratio”) for the Registrant and its subsidiaries on a consolidated basis of (i) Consolidated EBITDAR for the trailing four-consecutive-fiscal-quarter period to (ii) the sum of, without duplication, (x) net interest expense for such period, (y) scheduled payments of long-term debt due within twelve months of the date of determination, and (z) the sum of minimum rent and contingent store rent, not be less than 2.00 to 1.00 at any time.

The Existing Credit Agreement’s limitations on consolidated capital expenditures by the Registrant and its subsidiaries during each fiscal year was eliminated in the A&R Credit Agreement.

As of July 28, 2011 and as of the date of this Current Report on Form 8-K, there were no Base Rate loans, no Adjusted Eurodollar Rate loans and no Adjusted Foreign Currency Rate loans outstanding. As of July 20, 2011, the amount which had been borrowed by AFH Japan, G.K. was fully repaid. Letters of credit totaling approximately $120,000 were outstanding under the Existing Credit Agreement at July 28, 2011 and remained outstanding under the A&R Credit Agreement as of that date. As of the date of this Current Report on Form 8-K, letters of credit totaling approximately $60,000 were outstanding under the A&R Credit Agreement. Trade and stand-by letters of credit will continue to be requested by A&F Management and the Foreign Subsidiary Borrowers in the ordinary course of their respective businesses.

The terms of the A&R Credit Agreement include customary events of default such as payment defaults, cross-defaults to other material indebtedness, undischarged material judgments, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and other covenants related to the operation and conduct of the business of the Registrant and its subsidiaries. Upon an event of default, the Lenders will not be obligated to make loans or other extensions of credit and may, among other things, terminate their commitments to the Borrowers and declare any then outstanding loans due and payable immediately.

The obligations of A&F Management and the Foreign Subsidiary Borrowers under the A&R Credit Agreement are guaranteed by the Registrant and the Registrant’s direct and indirect material domestic subsidiaries other than A&F Management (collectively, the “Material

Domestic Subsidiaries”). On July 28, 2011, the Registrant and the Material Domestic Subsidiaries entered into an Amended and Restated Guaranty of Payment (Domestic Credit Parties) (the “Domestic Guaranty”). In addition to the Domestic Guaranty, pursuant to the terms of the A&R Credit Agreement itself, A&F Management guaranteed the obligations of all other Borrowers under the A&R Credit Agreement. In addition, certain specified foreign subsidiaries are required to become guarantors, by entering into a form of Guaranty of Payment (Foreign Subsidiary Guarantor) (the “Foreign Guaranty”), prior to such foreign subsidiary borrowing funds, on an intercompany basis, from any Foreign Subsidiary Borrower so long as (i) such foreign subsidiary becoming a guarantor would not result in adverse tax consequences to the Registrant or any of its subsidiaries, (ii) such foreign subsidiary becoming a guarantor would not constitute an unlawful act of such subsidiary or any of its directors and would not result in a breach of any applicable corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations of any applicable jurisdiction, and (iii) to do so would not violate the Foreign Guaranty Principles (as defined in the A&R Credit Agreement).

The foregoing description of the provisions of the A&R Credit Agreement, the Domestic Guaranty and the form of Foreign Guaranty is qualified in its entirety by reference to the full and complete terms of the A&R Credit Agreement, the Domestic Guaranty and the form of Foreign Guaranty. The A&R Credit Agreement and the Domestic Guaranty are included as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The form of Foreign Guaranty is included as Exhibit C-2 to the A&R Credit Agreement and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the entering into of the A&R Credit Agreement by the Registrant and the Foreign Subsidiary Borrowers and the Domestic Guaranty by the Registrant and the Material Domestic Subsidiaries, which documents are included as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c)	Not Applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement, entered into as of July 28, 2011, among Abercrombie & Fitch Management Co.; the Foreign Subsidiary Borrowers (as defined in the Amended and Restated Credit Agreement); Abercrombie & Fitch Co.; the Lenders (as defined in the Amended and Restated Credit Agreement); PNC Bank, National Association, as global agent, the Swing Line Lender and an LC Issuer; PNC Capital Markets LLC, as a co-lead arranger and a co-bookrunner; J.P. Morgan Securities, LLC, as a co-leader arranger and a co-bookrunner; JPMorgan Chase Bank, N.A., as syndication agent and an LC Issuer; Fifth Third Bank, as a co-documentation agent; and The Huntington National Bank, as a co-documentation agent and an LC Issuer

4.2	Amended and Restated Guaranty of Payment (Domestic Credit Parties), dated as of July 28, 2011, among Abercrombie & Fitch Co.; the material Domestic Subsidiaries (as identified in the Amended and Restated Guaranty of Payment (Domestic Credit Parties)); and PNC Bank, National Association, as global agent

[Remainder of page intentionally left blank; signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: August 3, 2011	By:	/S/ JONATHAN E. RAMSDEN
Jonathan E. Ramsden
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated August 3, 2011

Abercrombie & Fitch Co.

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement, entered into as of July 28, 2011, among Abercrombie & Fitch Management Co.; the Foreign Subsidiary Borrowers (as defined in the Amended and Restated Credit Agreement); Abercrombie & Fitch Co.; the Lenders (as defined in the Amended and Restated Credit Agreement); PNC Bank, National Association, as global agent, the Swing Line Lender and an LC Issuer; PNC Capital Markets LLC, as a co-lead arranger and a co-bookrunner; J.P. Morgan Securities, LLC, as a co-leader arranger and a co-bookrunner; JPMorgan Chase Bank, N.A., as syndication agent and an LC Issuer; Fifth Third Bank, as a co-documentation agent; and The Huntington National Bank, as a co-documentation agent and an LC Issuer

4.2	Amended and Restated Guaranty of Payment (Domestic Credit Parties), dated as of July 28, 2011, among Abercrombie & Fitch Co.; the material Domestic Subsidiaries (as identified in the Amended and Restated Guaranty of Payment (Domestic Credit Parties)); and PNC Bank, National Association, as global agent